UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2014

FS Energy and Power Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-00841	27-6822130
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania	19104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

Wells Fargo Credit Facility

On September 9, 2014, FS Energy and Power Fund’s (“FSEP”) newly-formed, wholly-owned, special purpose financing subsidiary, Wayne Funding LLC (“Wayne Funding”), entered into a revolving credit facility (the “Wells Fargo facility”) with Wells Fargo Securities, LLC, as administrative agent, each of the conduit lenders and institutional lenders from time to time party thereto and Wells Fargo Bank, National Association (collectively with Wells Fargo Securities, LLC, “Wells Fargo”), as the collateral agent, account bank and collateral custodian under the Wells Fargo facility. The Wells Fargo facility provides for borrowings in an aggregate principal amount up to $200,000,000 on a committed basis.

FSEP may contribute cash, loans or bonds to Wayne Funding from time to time and will retain a residual interest in any assets contributed through its ownership of Wayne Funding or will receive fair market value for any assets sold to Wayne Funding. Wayne Funding may purchase additional assets from various sources. Wayne Funding has appointed FSEP to manage its portfolio of assets pursuant to the terms of a collateral management agreement. Wayne Funding’s obligations to Wells Fargo under the Wells Fargo facility are secured by a first priority security interest in substantially all of the assets of Wayne Funding, including its portfolio of assets. The obligations of Wayne Funding under the Wells Fargo facility are non-recourse to FSEP, and FSEP’s exposure under the Wells Fargo facility is limited to the value of FSEP’s investment in Wayne Funding.

Pricing under the Wells Fargo facility is based on the London Interbank Offered Rate (“LIBOR”) for a three-month interest period, plus a spread ranging between 2.50% and 2.75% per annum, depending on the composition of the portfolio of assets for the relevant period. Interest is payable quarterly in arrears. Beginning October 10, 2014, Wayne Funding will be subject to a non-usage fee to the extent the aggregate principal amount available under the Wells Fargo facility has not been borrowed. Any amounts borrowed under the Wells Fargo facility will mature, and all accrued and unpaid interest thereunder will be due and payable, on September 9, 2019. Wayne Funding paid a structuring fee and incurred certain other customary costs and expenses in connection with obtaining the Wells Fargo facility.

Borrowings under the Wells Fargo facility are subject to compliance with a borrowing base, pursuant to which the amount of funds advanced to Wayne Funding varies depending upon the types of assets in Wayne Funding’s portfolio.

The occurrence of certain events described as “Collateral Manager Events of Default” in the loan and servicing agreement which governs the Wells Fargo facility triggers (i) a requirement that Wayne Funding obtain the consent of Wells Fargo prior to entering into any transaction with respect to portfolio assets and (ii) the right of Wells Fargo to direct Wayne Funding to enter into transactions with respect to any portfolio assets, in each case in Wells Fargo’s sole discretion. Collateral Manager Events of Default include non-performance of any obligation under the transaction documents by Wayne Funding, FSEP, FS Investment Advisor, LLC, FSEP’s investment adviser (the “Advisor”), or GSO Capital Partners LP, FSEP’s investment sub-adviser (the “Sub-Advisor”), and other events with respect to such entities that are adverse to Wells Fargo and the secured parties under the Wells Fargo facility.

In connection with the Wells Fargo facility, Wayne Funding has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar facilities. The Wells Fargo facility contains customary events of default for similar financing transactions, including: (a) the failure to make principal or interest payments within three business days of when due; (b) a borrowing base deficiency that is not cured in accordance with the terms of the Wells Fargo facility; (c) the insolvency or bankruptcy of Wayne Funding or FSEP; (d) the resignation or removal of FSEP as collateral manager; (e) the failure of FSEP to maintain an asset coverage ratio of greater than or equal to 2:1; (f) the failure of FSEP to have a net asset value of at least $300,000,000; and (g) the failure of Wayne Funding to qualify as a bankruptcy-remote entity. Upon the occurrence and during the continuation of an event of default, Wells Fargo may declare the outstanding advances and all other obligations under the Wells Fargo facility immediately due and payable. During the continuation of an event of default, Wayne Funding must pay interest at a default rate.

Borrowings of Wayne Funding will be considered borrowings of FSEP for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended (the “1940 Act”), applicable to business development companies (“BDCs”).

The foregoing descriptions of the Wells Fargo facility and related agreements, as set forth in this Item 1.01, are summaries only and are each qualified in all respects by the provisions of such agreements, copies of which are attached hereto as Exhibits 10.1 through 10.4 and are incorporated by reference herein.

Goldman Financing

On September 11, 2014, FSEP, through two wholly-owned, special-purpose financing subsidiaries, entered into a debt financing arrangement with Goldman Sachs Bank USA (“Goldman”), pursuant to which up to $225,000,000 will be made available to FSEP to fund investments and for other general corporate purposes. FSEP elected to structure the financing in the manner described more fully below in order to, among other things, obtain such financing at a lower cost than would be available through alternate arrangements.

Pursuant to the financing arrangement, assets in FSEP’s portfolio may be sold and/or contributed by it from time to time to Gladwyne Funding LLC (“Gladwyne Funding”), a newly formed, special-purpose subsidiary of FSEP, pursuant to an Amended and Restated Sale and Contribution Agreement, dated as of September 11, 2014, between FSEP and Gladwyne Funding (the “Sale and Contribution Agreement”). Under the Sale and Contribution Agreement, as of September 11, 2014, FSEP has contributed a portfolio of assets to Gladwyne Funding with an aggregate par value of approximately $427.1 million. The assets held by Gladwyne Funding will secure the obligations of Gladwyne Funding under Floating Rate Notes (the “Notes”) to be issued from time to time by Gladwyne Funding to Strafford Funding LLC (“Strafford Funding”), another newly formed, special-purpose subsidiary of FSEP, pursuant to an Indenture, dated as of September 11, 2014, with Citibank, N.A., as trustee (the “Indenture”). Pursuant to the Indenture, the aggregate principal amount of Notes that may be issued by Gladwyne Funding from time to time is $400,000,000. Strafford Funding will purchase the Notes to be issued by Gladwyne Funding from time to time at a purchase price equal to their par value.

Interest on the Notes under the Indenture will accrue at three-month LIBOR plus a spread of 4.00% per annum. Principal and any unpaid interest on the Notes will be due and payable on the stated maturity date of December 1, 2024. Pursuant to the Indenture, Gladwyne Funding has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar transactions. The Indenture contains customary events of default for similar transactions, including: (a) the failure to make principal payments on the Notes at their stated maturity or any earlier redemption date or to make interest payments on the Notes within five business days of when due; (b) the failure to disburse amounts in excess of $1,000 in accordance with the priority of payments; and (c) the occurrence of certain bankruptcy and insolvency events with respect to Gladwyne Funding.

Strafford Funding, in turn, has entered into a repurchase transaction with Goldman, pursuant to the terms of a master repurchase agreement and the related annex and master confirmation thereto, each dated as of September 11, 2014 (collectively, the “Goldman Facility”). Pursuant to the Goldman Facility, on one or more occasions beginning September 15, 2014 to but excluding December 15, 2014, Goldman will purchase Notes held by Strafford Funding for an aggregate purchase price equal to approximately 56.25% of the principal amount of Notes purchased. Subject to certain conditions, the maximum principal amount of the Notes that may be purchased under the Goldman Facility is $400,000,000. Accordingly, the aggregate maximum amount payable to Strafford Funding under the Goldman Facility will not exceed $225,000,000. On September 15, 2014, a Note in the principal amount of $25,000,000 was purchased by Goldman from Strafford Funding pursuant to the Goldman Facility for approximately $14.1 million. Strafford Funding intends to enter into additional repurchase transactions under the Goldman Facility before December 15, 2014 with respect to the remaining $375,000,000 in principal amount of Notes. Strafford Funding will repurchase the Notes sold to Goldman under the Goldman Facility no later than September 15, 2017. The repurchase price paid by Strafford Funding to Goldman will be equal to the purchase price paid by Goldman for the repurchased Notes, plus financing fees accrued at the applicable pricing rate under the Goldman Facility. Until December 15, 2014, financing fees will accrue on the aggregate purchase price paid by Goldman for such Notes. Thereafter, financing fees will accrue on $225,000,000 (even if the aggregate purchase price paid for Notes purchased by Goldman is less than that amount), unless and until the outstanding amount is reduced in accordance with the terms of the Goldman Facility. If the Goldman Facility is accelerated prior to September 15, 2017 due to an event of default or the failure of Gladwyne Funding to commit to sell any underlying assets that become defaulted obligations within 30 days, then Strafford Funding must pay to Goldman a fee equal to the present value of the aggregate amount of the financing fees that would have been payable to Goldman through September 15, 2017 had the acceleration not occurred. The financing fee under the Goldman Facility is equal to three-month LIBOR plus a spread of up to 2.75% per annum for the relevant period.

Goldman may require Strafford Funding to post cash collateral if the market value of the Notes (measured by reference to the market value of Gladwyne Funding’s portfolio of assets) declines and is less than the required margin amount under the Goldman

Facility. In such event, in order to satisfy any such margin-posting requirements, Strafford Funding intends to borrow funds from FSEP pursuant to an uncommitted Revolving Credit Agreement, dated as of September 11, 2014, between Strafford Funding, as borrower, and FSEP, as lender (the “Revolving Credit Agreement”). FSEP may, in its sole discretion, make such loans from time to time to Strafford Funding pursuant to the terms of the Revolving Credit Agreement.  Borrowings under the Revolving Credit Agreement may not exceed $225,000,000 and will accrue interest at a rate equal to one-month LIBOR plus a spread of 0.75% per annum.

Pursuant to the Goldman Facility, Strafford Funding has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar transactions. The Goldman Facility contains customary events of default for similar financing transactions, including: (a) failure to transfer the Notes to Goldman on the applicable purchase date or repurchase the Notes from Goldman on the applicable repurchase date; (b) failure to pay certain fees and make-whole amounts when due; (c) failure to post cash collateral as required; (d) the occurrence of insolvency events with respect to Strafford Funding; and (e) the admission by Strafford Funding of its inability to, or its intention not to, perform any of its obligations under the Goldman Facility.

In connection with the Notes and the Indenture, Gladwyne Funding also entered into (i) an Amended and Restated Investment Management Agreement with FSEP, as investment manager, dated as of September 11, 2014 (the “Management Agreement”), pursuant to which FSEP will manage the assets of Gladwyne Funding; and (ii) a Collateral Administration Agreement with Virtus Group, LP (“Virtus”), as collateral administrator, dated as of September 11, 2014 (the “Administration Agreement”), pursuant to which Virtus will perform certain administrative services with respect to the assets of Gladwyne Funding.

Amounts outstanding under the Goldman Facility will be considered borrowings of FSEP for purposes of complying with the asset coverage requirements under the 1940 Act, applicable to BDCs.

The foregoing descriptions of the Sale and Contribution Agreement, the Indenture, the Notes, the Goldman Facility, the Revolving Credit Agreement, the Management Agreement and the Administration Agreement, as set forth in this Item 1.01, are summaries only and are each qualified in all respects by the provisions of such agreements, copies of which are filed as Exhibits 10.5 through 10.11 and are incorporated by reference herein.

Item 2.03.                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1

Loan and Servicing Agreement, dated as of September 9, 2014, among Wayne Funding LLC, as borrower, Wells Fargo Securities, LLC, as administrative agent, Wells Fargo Bank, National Association, as collateral agent, account bank and collateral custodian, and the other lenders and lender agents from time to time party thereto.

10.2	Purchase and Sale Agreement, dated as of September 9, 2014, by and between Wayne Funding LLC, as purchaser, and FS Energy and Power Fund, as seller.

10.3	Collateral Management Agreement, dated as of September 9, 2014, by and between Wayne Funding LLC and FS Energy and Power Fund, as collateral manager.

10.4

Securities Account Control Agreement, dated as of September 9, 2014, by and among Wayne Funding LLC, as pledgor, Wells Fargo Bank, National Association, as collateral agent, and Wells Fargo Bank, National Association, as securities intermediary.

10.5	Amended and Restated Sale and Contribution Agreement, dated as of September 11, 2014, by and between FS Energy and Power Fund and Gladwyne Funding LLC.

10.6	Indenture, dated as of September 11, 2014, by and between Gladwyne Funding LLC and Citibank, N.A., as trustee.

10.7	Gladwyne Funding LLC Floating Rate Notes due 2024.

10.8

September 1996 Version Master Repurchase Agreement between Goldman Sachs Bank USA and Strafford Funding LLC, together with the related Annex and Master Confirmation thereto, each dated as of September 11, 2014.

10.9	Revolving Credit Agreement, dated as of September 11, 2014, by and between FS Energy and Power Fund and Strafford Funding LLC.

10.10	Amended and Restated Investment Management Agreement, dated as of September 11, 2014, by and between Gladwyne Funding LLC and FS Energy and Power Fund.

10.11	Collateral Administration Agreement, dated as of September 11, 2014, by and among Gladwyne Funding LLC, FS Energy and Power Fund and Virtus Group, LP.

Forward-Looking Statements

This Current Report on Form 8-K may contain certain forward-looking statements, including statements with regard to the future performance and operation of FSEP. Words such as “believes,” “expects,” “projects” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSEP makes with the Securities and Exchange Commission. FSEP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Energy and Power Fund

Date: September 15, 2014	By:	/s/ Michael C. Forman
Michael C. Forman

President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1

Loan and Servicing Agreement, dated as of September 9, 2014, among Wayne Funding LLC, as borrower, Wells Fargo Securities, LLC, as administrative agent, Wells Fargo Bank, National Association, as collateral agent, account bank and collateral custodian, and the other lenders and lender agents from time to time party thereto.

10.2	Purchase and Sale Agreement, dated as of September 9, 2014, by and between Wayne Funding LLC, as purchaser, and FS Energy and Power Fund, as seller.

10.3	Collateral Management Agreement, dated as of September 9, 2014, by and between Wayne Funding LLC and FS Energy and Power Fund, as collateral manager.

10.4

Securities Account Control Agreement, dated as of September 9, 2014, by and among Wayne Funding LLC, as pledgor, Wells Fargo Bank, National Association, as collateral agent, and Wells Fargo Bank, National Association, as securities intermediary.

10.5	Amended and Restated Sale and Contribution Agreement, dated as of September 11, 2014, by and between FS Energy and Power Fund and Gladwyne Funding LLC.

10.6	Indenture, dated as of September 11, 2014, by and between Gladwyne Funding LLC and Citibank, N.A., as trustee.

10.7	Gladwyne Funding LLC Floating Rate Notes due 2024.

10.8

September 1996 Version Master Repurchase Agreement between Goldman Sachs Bank USA and Strafford Funding LLC, together with the related Annex and Master Confirmation thereto, each dated as of September 11, 2014.

10.9	Revolving Credit Agreement, dated as of September 11, 2014, by and between FS Energy and Power Fund and Strafford Funding LLC.

10.10	Amended and Restated Investment Management Agreement, dated as of September 11, 2014, by and between Gladwyne Funding LLC and FS Energy and Power Fund.

10.11	Collateral Administration Agreement, dated as of September 11, 2014, by and among Gladwyne Funding LLC, FS Energy and Power Fund and Virtus Group, LP.